EXHIBIT 5.C

  CERTIFICATION OF CHIEF EXECUTIVE OFFICER
  PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            Pursuant to 18 U.S.C. 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned officer of Northwestern Mineral
Ventures Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

         (i) the accompanying Annual Report on Form 20-F of the Company for the
         fiscal year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2005
                                             /s/ Kabir Ahmed
                                             -----------------------
                                             Kabir Ahmed
                                             President and Chief Executive
                                             Officer

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.